608, 1199 West Pender Street
Vancouver, BC V6E 2R1
Tel: (604) 687-0300 Fax: (604) 687-0151
www.passportpotash.com

PASSPORT POTASH INC.
(TSX.V – PPI)

Passport Potash Renegotiates Fitzgerald Trust Ranch Purchase

Vancouver, B.C. - November 14, 2012. Passport Potash, Inc. (“Passport” or the “Company”) (PPI: TSX.V, OTCQX:PPRTF) would like to announce that it has amended the purchase agreement with the Fitzgerald Trust Ranch which was announced on May 14, 2012 (the “Amendment”).

Under the terms of the Amendment the parties have agreed to extend the closing time for the purchase from December 18, 2012 to December 18, 2013. During that period Passport will make three, roughly equal, payments to the Trust on December 18, 2012, June 30, 2013 and December 18, 2013. Passport has also agreed to reimburse the Trust for an increase in taxes as a result of closing the transaction in 2013 rather than 2012. All other terms of the Agreement remain in full force and effect. The foregoing is subject to regulatory approval.

“We are pleased that the Trust was willing to renegotiate the terms of the purchase agreement,” commented Joshua Bleak, Passport’s President and CEO. “The new payment terms give Passport some needed flexibility for our exploration program, and for working with our funding sources.”

About Passport Potash, Inc.
Passport Potash Inc. is a publicly traded corporation engaged in the exploration and development of advanced potash properties with its major focus on a previously explored potash property in Arizona. Passport has acquired a strategic position in the Holbrook Basin with land holdings encompassing over 121,000 acres. Passport has entered into a joint exploration agreement with the Hopi Tribe to work toward developing over 13,000 acres of contiguous privately held Hopi land.

On behalf of the Board of Directors of Passport Potash Inc.
Joshua Bleak, President

Forward-Looking Statement
This news release includes certain statements that may be deemed "forward-looking statements". Forward-looking information includes, but is not limited to: statements with respect to the effect and estimated timeline of the drilling and assay results on the Company; the estimation of mineral reserves and mineral resources; the timing and amount of estimated future exploration; costs of exploration; capital expenditures; success of exploration activities; permitting time lines and permitting ; government regulation of mining operations; potential future expansion of the PFNP; environmental risks; unanticipated reclamation expenses; and title disputes or claims. Generally, forward-looking information can be identified by the use of forward-looking terminology such as "plans", "expects" or "does not expect", "is expected", "budget", "scheduled", "estimates", "forecasts", "intends", "anticipates" or "does not anticipate", or "believes", or variations of such words and phrases or statements that certain actions, events or results "may", "could", "would", "might" or "will be taken", "occur" or "be achieved". All statements in this release, other than statements of historical facts, including the likelihood of commercial mining and possible future financings are forward-looking statements. Although the Company believes the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance and actual results or developments may differ materially from those in the forward-looking statements. Factors that could cause actual results to differ materially from those in forward-looking statements include: unsuccessful exploration results; changes in metals prices; changes in the availability of funding for mineral exploration; unanticipated changes in key management personnel and general economic conditions. Mining is an inherently risky business. Accordingly the actual events may differ materially from those projected in the forward-looking statements. For more information on the Company and the risks and challenges of its business, investors should review the Company's annual filings that are available at www.sedar.com.

NEITHER TSX VENTURE EXCHANGE NOR ITS REGULATION SERVICES PROVIDER (AS THAT TERM IS DEFINED IN THE POLICIES OF THE TSX VENTURE EXCHANGE) ACCEPTS RESPONSIBILITY FOR THE ADEQUACY OR ACCURACY OF THIS RELEASE.

Corporate Communication

Peter J. Kletas
866-999-6251-Toll Free
peter@passportpotash.com
and/or
Clive Mostert
780-920-5044
cmostert@passportpotash.com
www.passportpotash.com